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       Futomic Industries Inc.
                  Technology By Design
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Edmonton, Alberta, Wednesday, December 15, 2004

FOR IMMEDIATE RELEASE:

      Futomic Appoints VP of Asian Relations / Opens Futomic Beijing Office

Futomic has appointed Mr. Nan Liu to the position of Vice President of Asian Relations. Mr. Liu has over 10 years of experience in both private and public sector business with an understanding of sales, marketing, engineering and manufacturing of high tech products. The Company believes that Mr. Liu will add an additional layer of talent to Futomic with this experience.

As a resident of Beijing, China, Mr. Liu will manage the Company's new product development, the establishment of product distribution channels in the Asian market and assist in the Company's strategic direction.

To accommodate this growth, Futomic has opened a branch office in Beijing, China which consists of approximately 1,650 square feet of new office space. The office is furnished for staff and has been equipped for product engineering in the development area.

Futomic-Beijing works in sync with our research facility located in Alberta, Canadian called the Futomic-Bunker. In combination, the Futomic-Beijing and Futomic-Bunker facilities streamline our research and development teams for the purpose of accelerating product-to-market cycles.

For detailed company information contact Mr. Francisco Schipperheijn, CEO;
Email: cisco@futomic.com, Phone-(01) 780-444-3109. Additional information is also available on our web site at www.futomic.com.

About Futomic:

Futomic Industries Inc. is a company registered under the 1934 Securities Exchange Act involved in research, development, and distribution of hardware and software products related to advanced biometric security solutions, video display technologies and video game hardware technologies.


Dissemination via PR NewsWire / December 15, 2004


FORWARD LOOKING STATEMENTS

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.